UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2010
VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49790	11-3200514

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 962-9600
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Verint Systems Inc. (“Verint” or the “Company”) is now substantially complete with its comprehensive Annual Report on Form 10-K covering the years ended January 31, 2006, 2007, and 2008 (the “Comprehensive 10-K”), and had expected to file it the week of January 25, 2010. However, Verint is currently not in a position to file its Comprehensive 10-K because of an unexpected recent change in the allocation of net operating loss carryforwards (“NOLs”) allocated to Verint by Comverse Technology, Inc. (“Comverse”), its majority stockholder, for the year ended January 31, 2003 and earlier years (i.e., prior to Verint’s initial public offering in May 2002). To the extent that the Comverse NOLs require further modification, the portion allocated to Verint may also be modified. Certain other changes at Comverse could also affect Verint, as well as other changes that may occur as a result of the continued delay in the filing of our Comprehensive 10-K. Therefore, while Verint is substantially complete with its Comprehensive 10-K, Verint will only be in a position to file after receiving the necessary information from Comverse.
On February 3, 2010, Verint is issuing a press release announcing selected, unaudited financial information for the years ended January 31, 2006, 2007, and 2008, certain preliminary, unaudited financial highlights for the year ended January 31, 2009, and certain preliminary, unaudited ranges for the year ended January 31, 2010. These results, highlights and ranges are subject to adjustments, which could be material, and do not present all information necessary for an understanding of the Company’s financial performance. The Company derived the selected financial information as of and for the years ended January 31, 2006, 2007, and 2008 from its unaudited consolidated financial statements. The Company derived the preliminary, unaudited financial highlights for the year ended January 31, 2009 from its internal unaudited financial records and systems that are the basis for the Company’s internal unaudited consolidated financial statements for that period. The Company derived the preliminary, unaudited ranges for the year ended January 31, 2010 from its internal financial records and systems. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into Items 2.02 and 7.01 in its entirety.
Attached as Exhibit 99.2 is certain additional information relating to the selected, unaudited financial information for the years ended January 31, 2006, 2007, and 2008, certain preliminary, unaudited financial highlights for the year ended January 31, 2009, and certain preliminary, unaudited ranges for the year ended January 31, 2010 disclosed therein. The information contained in Exhibit 99.2 is incorporated by reference into Items 2.02 and 7.01 in its entirety.
The results, highlights and ranges included in Exhibits 99.1 and 99.2 are subject to adjustments, which could be material, and do not present all information necessary for an understanding of the Company’s financial performance. The Company is substantially complete with preparing its consolidated financial statements for the years ended January 31, 2006, 2007, and 2008, is preparing to complete its consolidated financial statements for the year ended January 31, 2009, and has now begun the closing process necessary to prepare its consolidated financial statements for the year ended January 31, 2010. Because the Company is still in the process of completing its consolidated financial statements for the year ended January 31, 2009 and is still in the process of closing its books for the year ended January 31, 2010, information for these periods is by its nature more preliminary and limited than the information available to the Company for the years ended January 31, 2006, 2007, and 2008. Verint’s finalization of these consolidated financial statements, and the completion of the related audits of these consolidated financial statements, could result in changes to the consolidated financial statements for these periods and such changes could be material. Careful consideration should be paid to these qualifications and the risks set forth in “Cautionary Statement” in Exhibit 99.2 in evaluating Verint’s financial performance for the years ended January 31, 2006, 2007, 2008, 2009, and 2010.

The foregoing information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 7.01 Regulation FD Disclosure.
See “Item 2.02 Results of Operations and Financial Condition” above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of Verint Systems Inc., dated February 3, 2010
99.2
Certain additional information relating to selected unaudited financial information for the years ended January 31, 2006, 2007 and 2008, preliminary, unaudited financial highlights for the year ended January 31, 2009, and preliminary, unaudited ranges for the year ended January 31, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: February 3, 2010

	By:	/s/ Douglas E. Robinson

		Name:	Douglas E. Robinson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Verint Systems Inc., dated February 3, 2010
99.2
Certain additional information relating to selected unaudited financial information for the years ended January 31, 2006, 2007 and 2008, preliminary, unaudited financial highlights for the year ended January 31, 2009, and preliminary, unaudited ranges for the year ended January 31, 2010